ADMINISTRATION AGREEMENT

This Administration Agreement (“Agreement”) made as of October 2, 2025 with an effective date of November 1, 2025 (the “Effective Date”), is by and between State Street Bank and Trust Company, a bank and trust company organized under the laws of The Commonwealth of Massachusetts (the “Administrator”), and each entity identified on the attached Appendix A (each, the “Trust”). All references in this Agreement to “the Trust” are to each of the Trust entities listed on Appendix A, individually, as if this Agreement were between the relevant individual Trust and the Administrator. Each Trust currently consists of the series (each, a “Fund”) and their respective classes of shares as listed in Schedule A to this Agreement (for any Trust without Funds, references in this Agreement to one or more Fund(s) of such Trust shall be deemed to refer to such Trust itself). Any reference in this Agreement to “the parties” shall mean the Administrator and the individual Trust or Fund as to which the matter relates.

WHEREAS, the Trust is an open-end management investment company registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement (“Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires to retain the Administrator to furnish certain administrative services to the Trust, and the Administrator is willing to furnish such services, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	APPOINTMENT OF ADMINISTRATOR

The Trust hereby appoints the Administrator to act as administrator to the Trust for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein and as listed in Schedule B hereto.

The Trust currently consists of the Funds listed in Schedule A to this Agreement. In the event that the Trust establishes one or more additional Funds with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Trust shall notify the Administrator in writing. Upon written acceptance by the Administrator, such additional Fund(s)s shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to any such additional Fund in writing by the Trust and the Administrator at the time of the addition of such Fund (for the avoidance of doubt, references in this Agreement to the “Trust” shall, unless the context dictates otherwise, include the Trust’s investment adviser acting on the Trust’s behalf).

2.	DELIVERY OF DOCUMENTS

The Trust will deliver to the Administrator copies of each of the following documents, as promptly as reasonably practicable following their respective effectiveness, and all future amendments and supplements thereto, if any:

a.	The Trust’s Declaration of Trust and By-laws (“Governing Documents”);

b.

The Trust’s currently effective Registration Statement under the 1933 Act and the 1940 Act and each Prospectus and Statement of Additional Information (“SAI”) relating to the Fund(s) and all amendments and supplements thereto as in effect from time to time;

c.

Copies of the resolutions of the Board of Trustees of the Trust (the “Board”) certified by the Trust’s Secretary authorizing (1) the Trust to enter into this Agreement and (2) certain individuals on behalf of the Trust to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

d.	A copy of the investment advisory agreement between the Trust and its investment adviser; and

e.	Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.	REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

The Administrator represents and warrants to the Trust that:

a.	It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

b.	It has the requisite power and authority to carry on its business in The Commonwealth of Massachusetts;

c.	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

d.	No legal or administrative proceedings have been instituted or threatened which would materially impair the Administrator’s ability to perform its duties and obligations under this Agreement;

e.	Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it;

f.	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

g.

It is in material compliance with all federal and state laws, rules and regulations applicable to its fund administration business and the performance of its duties, obligations and services under this Agreement; and

h.

It has duly adopted written policies and procedures that are reasonably designed to prevent violation of the Federal Securities Laws (as defined in Rule 38a-1 under the 1940 Act) with respect to the services provided hereunder.

4.	REPRESENTATIONS AND WARRANTIES OF THE TRUST

The Trust represents and warrants to the Administrator that:

a.	It is a statutory trust, duly organized, existing and in good standing under the laws of its state of formation;

b.	It has the requisite power and authority under applicable laws and by its Declaration of Trust and By-laws to enter into and perform this Agreement;

c.	All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

d.	It is an investment company properly registered with the SEC under the 1940 Act;

e.

The Registration Statement has been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants to the Administrator that as of the Effective Date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made;

f.	No legal or administrative proceedings have been instituted or threatened which would impair the Trust’s ability to perform its duties and obligations under this Agreement;

g.	Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it;

h.	As of the close of business on the date of this Agreement, the Trust is authorized to issue unlimited shares of beneficial interest; and

i.

Where information provided by the Trust or the Trust’s investors includes information about an identifiable individual (“Personal Information”), the Trust represents and warrants that it has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of Personal Information, necessary to disclose such Personal Information to the Administrator, and as required for the Administrator to use and disclose such Personal Information to parties that are subject to substantially similar confidentiality obligations as those set forth in Section 9 in connection with the performance of the services hereunder. The Trust acknowledges that the Administrator may perform any of the services, and may use and disclose Personal Information outside of the jurisdiction in which it was initially collected by the Trust, including the United States and that in connection with the Administrator’s performance of the services hereunder, information relating to the Trust, including Personal Information may be accessed by national security authorities, law enforcement and courts. The Administrator shall be kept indemnified by and be without liability to the Trust for any action taken or omitted by it in reliance upon this representation and warranty, including without limitation, any liability or costs in connection with claims or complaints for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of Personal Information.

5.	ADMINISTRATION SERVICES

The Administrator shall provide the services as listed on Schedule B, subject to the oversight and direction of the Trust and its investment adviser and, in each case where appropriate, the review and comment by the Trust’s independent accountants and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the Administrator.

The Administrator shall perform such other services for the Trust that are mutually agreed to by the parties from time to time, for which the Trust will pay such fees as may be mutually agreed upon, including the Administrator’s reasonable out-of-pocket expenses. The provision of such services shall be subject to the terms and conditions of this Agreement.

The Administrator shall provide the office facilities and the personnel determined by it to be reasonably necessary to perform the services contemplated herein.

6.	COMPENSATION OF ADMINISTRATOR; EXPENSE REIMBURSEMENT; TRUST EXPENSES

The Administrator shall be entitled to reasonable compensation for its services and expenses, as agreed upon from time to time in writing between the Trust on behalf of each applicable Fund and the Administrator.

The Trust agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by the Administrator at the Trust’s request or with the Trust’s consent, for the Trust through the Administrator and for any other reasonable expenses not contemplated by this Agreement that the Administrator may incur on the Trust’s behalf at the Trust’s request or with the Trust’s consent.

The Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. For the avoidance of doubt, Trust expenses not assumed by the Administrator include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel’s review of the Registration Statement, Form N-CSR, Form N-PORT, Form N-PX, Form N-MFP, Form N-CEN, proxy materials, federal and state tax qualification as a regulated investment company and other notices, registrations, reports, filings and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Trust directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (e.g., typesetting, XBRL-tagging, page changes and all other print vendor and EDGAR charges, collectively referred to herein as “Preparation”), printing, distribution and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Trust; costs of Preparation, printing, distribution and mailing, as applicable, of the Trust’s Registration Statements and any amendments and supplements thereto and shareholder reports; cost of Preparation and filing of the Trust’s tax returns, Form N-1A, Form N-CSR, Form N-PORT, Form N-PX, Form N-MFP and Form N-CEN, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; the cost of fidelity bond and D&O/E&O liability insurance; and the cost of independent pricing services used in computing the Fund(s)’ net asset value.

For avoidance of doubt, the parties agree that the Administrator shall not be entitled to receive reimbursement from the Fund for an expense as to which the Fund provides documentation evidencing that such expense has previously been paid to the Administrator by or on behalf of the Fund.

7.	INSTRUCTIONS AND ADVICE

At any time, the Administrator may apply to any officer of the Trust or his or her designee for instructions or the independent accountants for the Trust, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall be entitled to reasonably rely on and may act upon advice of counsel (who may, with prior approval of the Trust, be counsel for the Trust) on all matters.

The Administrator shall not be liable, and shall be indemnified by the Trust, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons unless such liability arises as a result of the negligence, willful misconduct, fraud or reckless disregard of the Administrator, its Delegates, officers or employees. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this section shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.	LIMITATION OF LIABILITY AND INDEMNIFICATION

The Administrator will at all times act in good faith and exercise the reasonable skill, care and diligence expected of a professional provider of fund administration services to institutional investor vehicles and act in good faith and in accordance with generally applicable industry standards and practices in the performance of its duties under this Agreement. Subject to the limitations and exclusions of liability in this Agreement, the Administrator will be liable for all direct losses, damages, claims, costs, expenses or other liabilities (including reasonable attorneys’ fees and other litigation expenses) (“Losses”) suffered or incurred by the Trust to the extent such Losses are caused by the negligence, bad faith, willful default or misconduct, or fraud of the Administrator, its officers, Delegates or employees in the performance of its obligations under this Agreement. The parties agree that “negligence” will mean a breach by the Administrator of its obligation to exercise the standard of care described above. The Administrator will comply with all laws, rules and regulations applicable to it in the performance of the services and its obligations under this Agreement.

Notwithstanding any other provision of this Agreement, neither party will be liable to the other for: (i) indirect, consequential, speculative, punitive or special Losses or (ii) loss of profit, revenue, opportunity, business, anticipated savings, goodwill and damage to reputation, or Losses of any similar kind; in each case whether or not a party has been advised of or otherwise could have anticipated the possibility of such Losses, except to the extent any such Losses cannot be excluded or limited as a matter of law applicable to either party. The exclusions of liability in this Section will apply regardless of the form or type of action in which a claim is brought or under which it is made, whether in contract, tort (including negligence of any kind), warranty, strict liability, indemnity or any other legal or equitable grounds, and will survive failure of an exclusive remedy.

To the fullest extent permitted under applicable law, the Administrator’s total liability, regardless of the type or cause of action (whether in contract, tort, negligence, and strict liability, indemnity or other legal or equitable grounds), for a Loss arising out of or in connection with the Fund Administration Tax Services provided under this Agreement (and as described in Schedule B2), will be limited to an amount equal to the total amount of fees paid by the Trust to the Administrator for such services for the twelve (12) months preceding the occurrence of the first event giving rise to any such Loss. The foregoing liability cap shall not apply to Losses incurred by the Administrator resulting from the Administrator’s gross negligence, willful misconduct, or fraud under this Agreement.

The Administrator shall be responsible for the performance only of such duties as are set forth in this Agreement (as may be amended from time to time) and, except as otherwise provided under Section 14, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Trust insofar as such loss, damage or expense arises from the performance of the Administrator’s duties hereunder in reliance upon records that were maintained for the Trust by entities other than the Administrator prior to the Administrator’s appointment as administrator for the Trust.

The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption. The

Administrator shall implement the plans referred to in Section 28 following the occurrence of an event which results in an interruption or suspension of its services.

The Trust shall indemnify the Administrator against any direct Losses incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator’s performance of its obligations under this Agreement, except, in each case, to the extent such Losses result from the Administrator’s bad faith, negligence, willful default or misconduct, or fraud in the performance of its obligations under this Agreement.

Subject to this Section and the exclusions and limitations of liability elsewhere in this Agreement, the Administrator will indemnify the Trust against any direct Losses incurred by the Fund, in each case, to the extent such losses result from the negligence, willful default or fraud of the Administrator (or that of its Delegates) in the discharge of the Administrator’s duties under this Agreement. “Delegate” means any agent, subcontractor, consultant and other third party, whether affiliated or unaffiliated, selected by the Administrator to provide or assist it in the provision of all or any part of the Services. The term “Delegate” does not include other providers of services to the Fund, including the Fund’s investment manager, adviser or sub-adviser, distributor, broker, dealer, custodian, transfer agent, administrator, accounting agent, audit firm, tax firm, or law firm.

Each party will use reasonable efforts to mitigate any Losses in respect of which it claims indemnification under this Agreement.

A party seeking indemnification under this Section (“Indemnified Party”) against a third-party claim (“Indemnified Claim”) will promptly provide written notice of such claim to the party obligated to indemnify (“Indemnifying Party”). The failure to notify the Indemnifying Party will not relieve such party of any liability under this Section, except to the extent that such failure materially prejudices the investigation and/or defense of the Indemnified Claim.The Indemnifying Party will, at its own expense, be entitled but not obligated to control and direct the investigation and defense of any Indemnified Claim, except where the Administrator is the Indemnified Party and is seeking indemnification from multiple customers for claims based on common facts or otherwise related to the Indemnified Claim, in which case the Administrator will have the right to control and direct the investigation and defense of such claim, at the expense of (i) the Indemnifying Party or (ii) all of the customers from which indemnification is sought, including the Indemnifying Party, pro rata, as appropriate. Where the Indemnifying Party controls and directs the investigation of the defense of the Indemnified Claim, the Indemnified Party may retain separate counsel at its own expense. If a conflict of interest exists between the Parties with respect to the defense of such claim, the reasonable cost of separate counsel will be an indemnified expense.

Neither party may settle an Indemnified Claim without the consent of the other party, which consent will not be unreasonably withheld, conditioned, or delayed, provided that the Indemnifying Party will have the right to settle an Indemnified Claim without the consent of the Indemnified Party if such settlement:

(i) involves only the payment of money;

(ii) fully and unconditionally releases the Indemnified Party from any liability in exchange for the amount paid in settlement; and

(iii) does not include any admission of fault or liability in relation to the Indemnified Party.

In all cases, each party will, as applicable, provide reasonable cooperation and assistance to the other party and keep the other party apprised as to the status of the Indemnified Claim, including any discussions relating to the settlement of the claim and the details of any settlement offer.

The limitation of liability and indemnification contained herein shall survive the termination of this Agreement with respect to matters that arose prior to termination of the Agreement.

9.	CONFIDENTIALITY

All information provided in connection with negotiating this Agreement and under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations or otherwise collected by a Receiving Party under or pursuant to this Agreement that is marked “confidential,” “restricted,” “proprietary” or with a similar designation, or that the Receiving Party knows or reasonably should know is confidential, proprietary or a trade secret shall be treated as confidential (collectively, “Confidential Information”). Subject to Section 10 below, all Confidential Information provided under this Agreement by Disclosing Party and all derivative information that is identifiable to the Disclosing Party, or persons, affiliates, or accounts associated with the Disclosing Party, shall be used, including disclosure to third parties, by the Receiving Party, or its agents, employees, counsel, Delegates (as applicable) or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates (as defined in Section 10 below), including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is rightfully received from a third party who, to the Receiving Party’s knowledge, is not under a duty of confidentiality with respect to such information, (d) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (e) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Administrator or its Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (f) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld; provided that, in the case of (c) and (d) described in this Section 9, the Administrator uses reasonable efforts to notify the Trust of such disclosure in advance, in each case unless prohibited by applicable law or requested by any regulatory or law enforcement authority, as the Trust may, at its own expense and discretion, choose to defend against such subpoena, administrative order, court order or other legal process, investigation, examination or inspection. Administrator agrees that it will maintain and enforce its corporate standard of conduct policy that prohibits the Administrator and its employees from engaging in securities transactions based on knowledge of the portfolio holdings of the Administrator’s clients.

10.	USE OF DATA

(a) In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Administrator (which term for purposes of this Section 10 includes each of its parent company, branches and affiliates (“Affiliates”)) may, subject to the limitations with respect to any Personal Information as described in Section 20 below, collect and store information regarding the Trust or Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Trust and the Administrator or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management, provided that in each instance any agent, Affiliate or service provider is under obligation in material conformity with those imposed on the Administrator to protect the confidential status of such information and to maintain the security of such information against improper access, disclosure or use. For the avoidance of doubt, under no circumstances may the Administrator allow its representatives of its, or any of its Affiliate’s, asset management division to use or have access to the Confidential Information, including Data.

(b) Subject to paragraph (d) below, the Administrator and/or its Affiliates may use any Confidential Information of the Trust (excluding, for the avoidance of doubt, any Personal Information) (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Trust and the Administrator or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Trust to develop, publish or otherwise distribute to third parties certain investor behavior “indicators” or “indices” that represent broad trends in the flow of investment funds into various markets, sectors or investment instruments (collectively, the “Indicators”), but only so long as (i) unless the Trust otherwise consents, the Data is combined or aggregated with (A) information of other customers of the Administrator and/or (B) information derived from other sources, in each case such that the Indicators do not allow for attribution or identification of such Data with the Trust or any person, Affiliate or account associated with the Trust, (ii) the Data represents less than a statistically meaningful portion of all of the data used to create the Indicators and (iii) the

Administrator publishes or otherwise distributes to third parties only the Indicators and under no circumstance publishes, makes available, distributes or otherwise discloses any of the Data to any third party, whether aggregated, anonymized or otherwise, except as expressly permitted under this Agreement. For avoidance of doubt, under no circumstances may the Administrator allow its representatives of its, or any of its Affiliate’s, asset management division to use or have access to the Confidential Information, including Data. For avoidance of doubt, the Administrator’s indemnity obligation in Section 8 of this Agreement will apply to the discharge of its obligations under this Section 10.

(c) The Trust acknowledges that the Administrator may seek to realize economic benefit from the publication or distribution of the Indicators.

(d) Except as expressly contemplated by this Agreement, nothing in this Section 10 shall limit the confidentiality and data-protection obligations of the Administrator and its Affiliates under this Agreement and applicable law. The Administrator shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 10 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement, and shall be responsible for any breach of this Agreement committed by any such party as if such beach were committed by the Administrator.

11.	COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it. The Administrator will comply with all laws, rules and regulations applicable to it in the performance of the services pursuant to this Agreement. The Administrator shall provide the Trust on a timely basis with such reports as the Trust may reasonably request to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal or regulatory requirements. Upon reasonable request by the Trust, the Administrator shall also provide to the Trust on a timely basis with sub-certifications in connection with certification requirements pursuant to the Sarbanes-Oxley Act of 2002.

In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request except as otherwise provided in Section 13. The Administrator further agrees that all records that it maintains for the Trust pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records may be surrendered in either written or machine-readable form, at the option of the Administrator.

12.	SERVICES NOT EXCLUSIVE

The services of the Administrator are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

13.	EFFECTIVE PERIOD AND TERMINATION

This Agreement shall remain in full force and effect for an initial term of one (1) year (the “Initial Term”) from the Effective Date, unless terminated earlier in accordance with this Section. After the expiration of the Initial Term, this Agreement shall automatically renew for successive 1-year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement, including information security obligations in this Agreement, that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable to the non-breaching party, within 60 days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. Upon termination of this Agreement pursuant to this paragraph with respect to the Trust or any Fund, the Trust or applicable Fund shall pay Administrator its compensation due as of the effective date of the termination.

If a party acting in good faith believes the other party has committed a material breach of this Agreement, such party will, prior to exercising its right under this Section 13, escalate the matter by written notice given to the breaching party for good faith discussion and resolution. In the event of: (i) the Trust’s termination of this Agreement for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Administrator is not retained to continue providing services hereunder to the Trust (or its successor), the Trust shall pay the Administrator its compensation due through the effective termination date of this Agreement (prorated for the current year through the effective termination date based upon the average monthly compensation previously earned by Administrator with respect to the Trust) and shall reimburse the Administrator for its costs, expenses and disbursements due and payable with respect to any given Trust or Fund. For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this paragraph in the event of any transaction such as (a) the liquidation or dissolution of the Trust and distribution of the Trust’s assets as a result of the Board’s determination to liquidate the Trust (b) a merger of the Trust into, or the consolidation of the Trust with, another entity, or (c) the sale by the Trust of all, or substantially all, of the Trust’s assets to another entity, in each of (b) and (c) where the Administrator is retained to continue providing services to the Trust (or its successor) on substantially the same terms as this Agreement.

Termination of this Agreement with respect to any one particular Trust or Fund shall in no way affect the rights and duties under this Agreement with respect to the Trust or any other Fund. In connection with the termination of this Agreement with respect to one or more Trusts, the Administrator shall provide such termination assistance as may be reasonably requested by the Trust and mutually agreed to, for such duration and compensation as may be agreed to.

For the avoidance of doubt, the terms of this Agreement will be in effect and apply to an individual Trust or Fund only upon the commencement of services being provided to such Trust or Fund pursuant to this Agreement.

14.	DELEGATION

a.

The Administrator shall have the right, without the consent or approval of the Trust, to employ Delegates to provide or assist it in the provision of any part of the services stated herein other than services required by applicable law to be performed by the Administrator. The Administrator shall be responsible for the services delivered by, and the acts and omissions of, any such Delegate as if the Administrator had provided such services and committed such acts and omissions itself. Any such Delegate shall be subject to the confidentiality obligations and restrictions set forth in Section 9 hereof. Unless otherwise agreed in a Fee Schedule, the Administrator shall be responsible for the compensation of its Delegates.

b.

The Administrator will provide the Trust with information regarding its global operating model for the delivery of the services on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Administrator that perform or may perform parts of the services, and the locations from which such Delegates perform services, as well as such other information about its Delegates as the Trust may reasonably request from time to time.

c.

With respect to the Fund Administration Tax Services as set forth on Schedule B2 attached hereto, the Trust acknowledges and agrees to execute and deliver to the Administrator a tax delegation consent in the form set forth as Schedule B2(i) hereto, with such changes as the Administrator may require from time to time. While the parties anticipate that such consent will be valid as long as the Agreement remains in effect, in the event the Trust revokes its consent at any time or does not provide its consent as required hereunder, the Trust acknowledges and agrees that the Administrator may, without liability or prior notice, cease performing any or all of the Fund Administration Tax Services and may renegotiate the fees the Administrator charges for such Fund Administration Tax Services.

d.

Nothing in this Section 14 shall limit or restrict the Administrator’s right to use Affiliates or third parties to perform or discharge, or assist it in the performance or discharge, of any obligations or duties under this Agreement other than the provision of the services.

e.	Unless otherwise agreed by the parties, the Administrator will remain the sole point of contact for the Trust regarding any services provided by the Delegates.

15.	INTERPRETIVE AND ADDITIONAL PROVISIONS

In connection with the operation of this Agreement, the Administrator and the Trust on behalf of each of the Funds, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Trust’s Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of the Agreement unless this Agreement is formally amended (via a formal “amendment”) upon agreement by both parties in writing.

16.	NOTICES

Any notice, instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following address or such other address as may be notified by any party from time to time:

If to the Trust:

Columbia Management Investment Advisers, LLC

290 Congress Street,

Boston, MA 02210

Attn: Michael Clarke

Telephone: 617 385-9594

Attn (Legal): Joseph D’Alessandro

Telephone: 212 850-1703

Attn (Legal): Ryan Larrenaga

Telephone: 617 385-9536

If to the Administrator:

STATE STREET BANK AND TRUST COMPANY

1 Congress Street

Boston, MA 02114

Attention: Relationship Manager – Columbia Threadneedle

with a copy to:

STATE STREET BANK AND TRUST COMPANY

Legal Division – Investment Services Americas

1 Congress Street

Boston, MA 02114-2016

Attention: Senior Vice President and Senior Managing Counsel

17.	AMENDMENT

This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

18.	ASSIGNMENT

This Agreement may not be assigned by (a) the Trust without the written consent of the Administrator or (b) the Administrator without the written consent of the Trust, except that the Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to an affiliate of the Administrator, provided that such successor must have the appropriate resources and personnel to provide the services hereunder.

19.	SUCCESSORS

This Agreement shall be binding on and shall inure to the benefit of the Trust and the Administrator and their respective successors and permitted assigns.

20.	DATA PROTECTION

The Administrator shall implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of the Trust’s shareholders, employees, directors and/or officers that the Administrator receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing, “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public (except to the extent applicable law in a particular jurisdiction does not exclude such publicly available information from protection as personal information).

21.	ENTIRE AGREEMENT

This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

22.	WAIVER

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise or any other right or remedy. Any waiver must be in writing signed by the waiving party.

23.	SEVERABILITY

If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

24.	GOVERNING LAW

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws rules, and both parties submit to the exclusive jurisdiction of the state or Federal courts located in the Commonwealth of Massachusetts.

25.	REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

26.	ADDITIONAL TRUSTS AND FUNDS.

In the event that any entity in addition to those listed on Appendix A hereto desires to have the Administrator render services to it as a “Trust” or “Fund” under the terms hereof, it shall so notify the Administrator in writing, and if the Administrator agrees in writing to provide such services, such entity shall become a Trust or Fund, as the case may be, and be bound by all terms and conditions of this Agreement. In the event that a Trust establishes one or more additional Fund(s) with respect to which it wishes to retain the Administrator to render services, the Trust, on behalf of the Fund(s), shall notify the Administrator in writing. Upon written acceptance by the Administrator, such Fund(s) shall become subject to the provisions of this Agreement, including without necessity to formally amend this Agreement to add any such new Funds to this Agreement.

27.	INSURANCE COVERAGE

The Administrator need not maintain any special insurance for the benefit of the Trust. The Administrator shall at all times, if available on commercially reasonable terms, maintain insurance coverage adequate for the nature of its operations, and shall provide the Trust a summary of applicable insurance coverage, upon request and no more than once annually.

28.	BUSINESS CONTINUITY AND DISASTER RECOVERY PLANS

Notwithstanding anything in this Agreement to the contrary, the Administrator shall maintain a reasonably adequate business contingency plan and a disaster recovery plan and will take commercially reasonable measures to maintain and periodically test such plans. The Administrator will implement such plans following the occurrence of an event which results in an interruption or suspension of the services provided by the Administrator.

29.	COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

ENTITIES LISTED ON APPENDIX A

By:	/s/ Charles Chiesa
Name:	Charles Chiesa
Title:	Chief Financial Officer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Louis Abruzzi
Name:	Louis Abruzzi
Title:	Senior Vice President

ADMINISTRATION AGREEMENT

APPENDIX A

Listing of Trusts and Funds

Trusts and Funds

Columbia ETF Trust I
Columbia AAA CLO ETF
Columbia Core Bond ETF
Columbia Core Plus Bond ETF
Columbia Corporate Bond ETF
Columbia Diversified Fixed Income Allocation ETF
Columbia International Equity Income ETF
Columbia Large Cap Growth ETF
Columbia Multi-Sector Municipal Income ETF
Columbia Research Enhanced Core ETF
Columbia Research Enhanced International Equity ETF
Columbia Research Enhanced Mid Cap ETF
Columbia Research Enhanced Real Estate ETF
Columbia Research Enhanced Small Cap ETF
Columbia Research Enhanced Value ETF
Columbia Select Technology ETF
Columbia Short Duration Bond ETF
Columbia Short Duration High Yield ETF
Columbia U.S. Equity Income ETF
Columbia U.S. High Yield ETF

Columbia ETF Trust II
Columbia EM Core ex-China ETF
Columbia India Consumer ETF
Columbia Research Enhanced Emerging Economies ETF

State Street: Select Classification Level

A-1

ADMINISTRATION AGREEMENT

SCHEDULE B

LIST OF SERVICES

I.	Fund Administration Financial Reporting and Treasury Services and Compliance Services as described in Schedule B1 attached hereto;

II.	Fund Administration Tax Services as described in Schedule B2 attached hereto;

III.	Fund Administration Legal Services as described in Schedule B3 attached hereto;

IV.	N-PORT Services as described in Schedule B4 attached hereto; and

V.	Fund Accounting Services as described in Schedule B5 attached hereto.

State Street: Select Classification Level

Schedule B1

Fund Administration Financial Reporting and Treasury Services and Compliance Services

a.

Prepare for the review by designated officer(s) of the Fund financial information regarding the Fund, including maintaining and circulating the Fund’s financial reporting production calendar, accepting and compiling supporting documents from the Fund (in formats mutually agreed upon) that make up the Fund’s semi-annual and annual shareholder reports on Form N-CSR, including Tailored Shareholder Reports and additional information reports, quarterly reports, and other reports (as mutually agreed upon), including tax footnote disclosures where applicable;

b.	Coordinate the audit of the Fund’s financial statements by the Fund’s independent accountants, including the preparation of supporting audit workpapers and other schedules;

c.

Prepare for the review by designated officer(s) of the Fund financial reports required to be filed with the SEC on Form N-CEN or N-CSR and financial information required by Form N-1A, proxy statements and such other reports, forms or filings as may be mutually agreed upon;

d.	Arrange for payment of the Fund’s expenses, review calculations of fees paid to the Fund’s investment adviser, and obtain authorization of accrual changes and expense payments;

e.

Provide periodic testing of the Trust with respect to: (i) compliance with the Internal Revenue Code’s mandatory qualification requirements, including qualified income and diversification testing, (ii) federal securities laws, including the requirements of the 1940 Act; and (iii) other compliance materials as may be mutually agreed upon;

f.

Provide quarterly written certifications to the CCO of the Trust(s) that: (i) no violation of any securities laws occurred during the previous three month period, (ii) no material compliance violations occurred at the Administrator during the previous three month period; and (iii) no material changes to the Administrator’s policies and procedures occurred in the previous three month period;

g.	Prepare and disseminate vendor survey information;

h.	Prepare and coordinate the filing of Rule 24f-2 notices, including coordination of payment;

State Street: Select Classification Level

B1-1

i.	Provide sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by the Administrator;

j.	Maintain certain books and records of the Fund as required under Rule 31a-1(b) of the 1940 Act, as may be mutually agreed upon;

k.	Calculate annual per share income and capital gains distribution rates based on amounts provided to the Administrator;

l.	Monitor the Fund’s status as an investment company under Subchapter M of the IRC and Subchapter L of the IRC (if required); and

m.

Monitor the Fund’s compliance, on a post-trade basis, with any portfolio limitations applicable to such Fund in accordance with instructions provided by the Fund to the Administrator via the MyStateStreet Compliance Dashboard and Online Documents.

2

SCHEDULE B2

Fund Administration Tax Services

a.	Prepare annual tax basis provisions for both excise and income tax purposes, including wash sales and all tax financial statement disclosure;

b.

Prepare the Funds’ annual federal, state, and local income and excise tax returns and extension requests for review and for execution and filing by the Trust’s independent accountants and execution and filing by the Trust’s treasurer, including Form 1120-RIC, Form 8613 and Form 1099-MISC;

c.	Prepare annual shareholder reporting information relating to Form 1099-DIV;

d.

Preparation of financial information relating to Form 1099-DIV, including completion of the ICI Primary and Secondary forms, Qualified Dividend Income, Dividends Received Deduction, Alternative Minimum Tax, Foreign Tax Credit, United States Government obligations;

e.	Prepare annual minimum distribution calculations (income and capital gain) for both federal and excise tax purposes prior to their declaration;

f.	Participate in discussions of potential tax issues with the Funds and the Funds’ audit firm, including reviewing tax opinions and legal memoranda prepared by tax counsel or tax auditors to a Fund; and

g.

Review the application of a Fund’s tax positions, a Fund’s tax provision work papers, excise tax distribution work papers, income and excise tax returns, tax policies and procedures, and, as may be mutually agreed upon, Subchapter M compliance work papers.

Tax services, as described in this Schedule, do not include identification of passive foreign investment companies, qualified interest income securities or Internal Revenue Code Section 1272(a)(6) tax calculations for asset backed securities.

State Street: Select Classification Level

B2-1

SCHEDULE B2(i)

CONSENT TO DISCLOSE TAX RETURN INFORMATION

Federal law prohibits our disclosing, without your consent, your federal tax return information to third parties or our use of that information for purposes other than the preparation of your return.

Subject to the terms and conditions of the Administration Agreement effective as of November 1, 2025 (the “Administration Agreement”) between STATE STREET BANK AND TRUST COMPANY (“we” or “State Street”) and Trust parties thereto (“you” or the “Customer”), we may subcontract portions of our Fund Administration Tax Services (the “Tax Services”) to State Street affiliates and/or other subcontractors. By signing below, you hereby authorize us to provide any and all information, including your entire tax return information for all past, present, and future years, that we receive in connection with this engagement to the entities listed on Schedule B2(ii), for the purpose of providing the Tax Services set forth in the Administration Agreement and for related administration and regulatory compliance purposes.

Your consent will be valid as long as the Administration Agreement remains in effect. Notwithstanding the foregoing, you may revoke your consent with regards to Tax Services at any time by providing written notice to us. By signing below, you agree that if you revoke your consent we may refuse to perform Tax Services and/or alter the fees we charge for such Tax Services.

In lieu of consenting to this disclosure, you have the right to request a more limited disclosure of tax return information. In the event that the service model changes as a result of your revocation or limitation on this consent, you agree to negotiate an equitable adjustment to the applicable fee schedule in good faith.

FOR EACH TRUST AND FUND PARTY TO THE ADMINISTRATION AGREEMENT

By:	/s/ Charles Chiesa
Name:	Charles Chiesa
Title:	Chief Financial Officer

2

SCHEDULE B2(ii)

•	STATE STREET CORPORATE SERVICES MUMBAI PRIVATE LIMITED

•	KPMG LLP

•	Grant Thornton LLP

State Street: Select Classification Level

B2-3

SCHEDULE B3

Fund Administration Legal Services

a.	Prepare Form N-CSR for filing with the SEC; and

b.	With respect to 38a-1 compliance, provide compliance policies and procedures related to services provided by the Administrator hereunder.

State Street: Select Classification Level

B3-1

SCHEDULE B4

Fund Administration Form N-PORT (the “Form N-PORT Services”) and Form N-CEN (the “Form N-CEN Services”) Support Services (collectively, the “Form N-PORT and Form N-CEN Support Services”), and Quarterly Portfolio of Investments Services (collectively, with the Form N-PORT and Form N-CEN Support Services, and for purposes of this Schedule B4, the “Services”)

(a) Standard N-PORT and N-CEN Reporting Solution (Data and Filing):

•

Subject to the receipt of all required data, documentation, assumptions, information and assistance from the Trust (including from any third parties with whom the Trust will need to coordinate in order to produce such data, documentation, and information), the Administrator will use required data, documentation, assumptions, information and assistance from the Trust, the Administrator’s internal systems and, in the case of Trusts not administered by the Administrator or its affiliates, third party Trust administrators or other data providers, including but not limited to Third Party Data (as defined below) (collectively, the “Required Data”) to perform necessary data aggregations (including any applicable aggregation of risk metrics) and calculations and prepare, as applicable: (i) a monthly draft Form N-PORT standard template for review and approval by the Trust and (ii) annual updates of Form N-CEN for review and approval by the Trust.

•	Each Trust acknowledges and agrees that it will be responsible for reviewing and approving each such draft N-PORT template and N-CEN update.

•

Following review and final approval by the Trust of each such draft Form N-PORT template and N-CEN update, and at the direction of and on behalf of each Trust, the Administrator will (i) produce an .XML formatted file of the completed Form N-PORT and Form N-CEN and (ii) electronically submit such filing to the SEC.

The Form N-PORT Services will be provided to each Fund of the Trust as set forth in the attached Annex 1, which shall be executed by the Administrator and the Trust. The Form N-CEN Services will be provided to each Trust as set forth in the attached Annex 1. Annex 1 may be updated from time to time upon the written request of the Trust and by virtue of an updated Annex 1 that is signed by both parties.

(b) Quarterly Portfolio of Investments Services:

•

Subject to the receipt of all Required Data, and as a component of the Form N-PORT and Form N-CEN Support Services, the Administrator will use such Required Data from the Trust, the Administrator’s internal systems and other data providers to prepare a draft portfolio of investments (the “Portfolio of Investments”), compliant with GAAP, as of the Trust’s first and third fiscal quarter-ends.

State Street: Select Classification Level

B6-1

•

Following review and final approval by the Trust of each such draft Portfolio of Investments, and at the direction of and on behalf of each Trust, the Administrator will attach each Portfolio of Investments to the first and third fiscal quarter-end N-PORT filing that is submitted electronically to the SEC.

Trust Duties, Representations and Covenants

The provision of the Services to each Trust by the Administrator is subject to the following terms and conditions:

1. The parties acknowledge and agree on the following matters:

The Services depend, directly or indirectly, on: (i) Required Data and (ii) information concerning the Trust or its affiliates or any Fund, pooled vehicle, security or other investment or portfolio regarding which the Trust or its Affiliates provide services or is otherwise associated (“Trust Entities”) that is generated or aggregated by the Administrator or its affiliates in connection with services performed on the Trust’s behalf or otherwise prepared by the Administrator (“State Street Data,” together with Required Data and Third Party Data (as defined below), “Services-Related Data”). The Administrator’s obligations, responsibilities and liabilities with respect to any State Street Data used in connection with other services received by the Trust shall be as provided in such respective other agreements between the Administrator or its Affiliates and the Trust relating to such other services (e.g., administration and/or custody services, etc.) from which the State Street Data is derived or sourced (“Other Trust Agreements”). Nothing in this Agreement or any service schedule(s) shall limit or modify the Administrator’s or its affiliates’ obligations to the Trust under the Other Trust Agreements.

In connection with the provision of the Services by the Administrator, the Trust acknowledges and agrees that it will be responsible for providing the Administrator with any information reasonably requested by the Administrator in connection with the services set forth herein, including, but not limited to, the following:

(A) Arranging for the regular provision of all Required Data (including State Street Data, where applicable) and related information to the Administrator, in formats compatible with Administrator-provided data templates including, without limitation, Required Data and the information and assumptions required by the Administrator in connection with a Trust reporting profile and onboarding checklist, as it, or the information or assumptions required, may be revised at any time by the Administrator, in its discretion (collectively, the “Onboarding Checklist”) and such other forms and templates as may be used by the Administrator for such purposes from time to time, for all Funds receiving services under this Agreement, including but not limited to those to be reported on Form N-PORT and Form N-CEN (as determined by the Trust), including, without limitation, arranging for the provision of data from the Trust, its affiliates, third party administrators, prime brokers, custodians, and other relevant parties. If and to the extent that Required Data is already accessible to the Administrator (or any of its affiliates) in its capacity as administrator to one or more Trusts, the Administrator and the Trust will agree on the scope of the information to be extracted from the Administrator’s or any of its affiliate’s systems for purposes of the Administrator’s provision of the Services, subject to the discretion of the Administrator, and the Administrator is hereby expressly authorized to use any such information as necessary in connection with providing the hereunder; and

2

(B) Providing all required information and assumptions not otherwise included in Trust data and assumptions provided pursuant to Section 1(A) above, including but not limited to the Required Data, as may be required in order for the Administrator to provide the Services.

The following are examples of certain types of information that each Trust is likely to be required to provide pursuant to Sections 1(A) and 1(B) above, and each Trust hereby acknowledges and understands that the following categories of information are merely illustrative examples, are by no means an exhaustive list of all such required information, and are subject to change as a result of any amendments to Form N-PORT and Form N-CEN:

•	SEC filing classification of the Trust (i.e., small or large filer);

•	Identification of any data sourced from third parties;

•	Identification of any securities reported as Miscellaneous; and

•	Any Explanatory Notes included in N-PORT Section E.

2. Each Trust acknowledges that it has provided to the Administrator all material assumptions used by the Trust or that are expected to be used by the Trust in connection with the completion of the Services, and that it has approved all material assumptions used by the Administrator in the provision of the Services prior to the first use of the Services. The Trust will also be responsible for promptly notifying the Administrator of any changes in any such material assumptions previously notified to the Administrator by the Trust or otherwise previously approved by the Trust in connection with the Administrator’s provision of the Services. The Trust acknowledges that the completion of the Services and the data required thereby requires the use of material assumptions in connection with many different categories of information and data, and the use and/or reporting thereof, including, but not limited to the following:

•	Investment classification of positions;

•	Assumptions necessary in converting data extracts;

•	General operational and process assumptions used by the Administrator in performing the Services; and

•	Assumptions specific to the Trust.

Each Trust hereby acknowledges and understands that the foregoing categories of information that may involve the use of material assumptions are merely illustrative examples of certain subject matter areas in relation to which the Trust (and/or the Administrator on its behalf in connection with the Services) may rely on various material assumptions, and are by no means an exhaustive list of all such subject matter areas.

State Street: Select Classification Level

B6-3

3. Each Trust acknowledges and agrees on the following matters:

(A) Each Trust has independently reviewed the Services (including, without limitation, the assumptions, market data, securities prices, securities valuations, tests and calculations used in the Services), and the Trust has determined that the Services are suitable for its purposes. None of the Administrator or its Affiliates, nor their respective officers, directors, employees, representatives, agents, subcontractors or service providers (collectively, including the Administrator, “State Street Parties”) make any express or implied warranties or representations with respect to the Services or otherwise.

(B) Each Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it. The Administrator is not providing, and the Services do not constitute, legal, tax, investment, or regulatory advice, or accounting or auditing services advice. Unless otherwise agreed to in writing by the parties to this Agreement, the Services are of general application and the Administrator is not providing any customization, guidance, or recommendations. Where the Trust uses Services to comply with any law, regulation, agreement, or other Trust obligation, the Administrator makes no representation that any Service complies with such law, regulation, agreement, or other obligation, and the Administrator has no obligation of compliance with respect thereto.

(C) Each Trust may use the Services and any reports, charts, graphs, data, analyses and other results generated by the Administrator in connection with the Services and provided by the Administrator to the Trust (“Materials”) (a) for the internal business purpose of the Trust relating to the applicable Service or (b) for submission to the U.S. Securities and Exchange Commission, as required, of a Form N-PORT template and a Form N-CEN update, including any Portfolio of Investments, if applicable. The Trust may also redistribute the Materials, or an excerpted portion thereof, to its investment managers, investment advisers, agents, clients, investors or participants, as applicable, that have a reasonable interest in the Materials in connection with their relationship with the Trust (each a “Permitted Person”); provided, however, (i) the Trust may not charge a fee, profit, or otherwise benefit from the redistribution of Materials to Permitted Persons, (ii) data provided by third party sources such as but not limited to market or index data (“Third Party Data”) contained in the Materials may not be redistributed other than Third Party Data that is embedded in the calculations presented in the Materials and not otherwise identifiable as Third Party Data, except to the extent the Trust has separate license rights with respect to the use of such Third Party Data, or (iii) the Trust may not use the Services or Materials in any way to compete or enable any third party to compete with the Administrator. No Permitted Person shall have any further rights of use or redistribution with respect to, or any ownership rights in, the Materials or any excerpted portion thereof.

Except as expressly provided in this Section 3(C), the Trust, any of its affiliates, or any of their respective officers, directors, employees, investment managers, investment advisers, agents or any other third party, including any client of, or investor or participant in the Trust or any Permitted Persons (collectively, including the Trust, “Trust Parties”), may not directly or indirectly, sell, rent, lease, license or sublicense, transmit, transfer, distribute or redistribute, disclose display, or provide, or otherwise make available or permit access to, all or any part of the Services or the Materials (including any State Street Data or Third Party Data contained therein, except with respect to Third Party Data to the extent the Trust has separate license rights with respect to the use of such Third Party Data). Without limitation, Trust Parties shall not

4

themselves nor permit any other person to in whole or in part (i) modify, enhance, create derivative works, reverse engineer, decompile, decompose or disassemble the Services or the Materials; (ii) make copies of the Services, the Materials or portions thereof; (iii) secure any source code used in the Services, or attempt to use any portions of the Services in any form other than machine readable object code; (iv) commercially exploit or otherwise use the Services or the Materials for the benefit of any third party in a service bureau or software-as-a-service environment (or similar structure), or otherwise use the Services or the Materials to perform services for any third party, including for, to, or with consultants and independent contractors; or (v) attempt any of the foregoing or otherwise use the Services or the Materials for any purpose other than as expressly authorized under this Agreement.

(D) The Trust shall limit the access and use of the Services and the Materials by any Trust Parties to a need-to-know basis and, in connection with its obligations under this Agreement, the Trust shall be responsible and liable for all acts and omissions of any Trust Parties.

(E) The Services, the Materials and all confidential information of the Administrator (as confidential information is defined in the Agreement and other than Third Party Data and Required Data), are the sole property of the Administrator. The Trust has no rights or interests with respect to all or any part of the Services, the Materials or the Administrator’s confidential information, other than its use and redistribution rights expressly set forth in Section 3(C) herein. The Trust automatically and irrevocably assigns to the Administrator any right, title or interest that it has, or may be deemed to have, in the Services, the Materials or the Administrator’s confidential information, including, for the avoidance of doubt and without limitation, any Trust party feedback, ideas, concepts, comments, suggestions, techniques or know-how shared with the Administrator (collectively, “Feedback”) and the State Street Parties shall be entitled to incorporate any Feedback in the Services or the Materials or to otherwise use such Feedback for its own commercial benefit without obligation to compensate the Trust.

(F) The Administrator may rely on Services-Related Data used in connection with the Services without independent verification. Services-Related Data used in the Services may not be available or may contain errors, and the Services may not be complete or accurate as a result.

[Remainder of Page Intentionally Left Blank]

State Street: Select Classification Level

B6-5

ANNEX I

Columbia Threadneedle

Further to the Administration Agreement effective as of November 1, 2025 between each Trust party thereto (each, the “Trust”) and State Street Bank and Trust Company (the “Administrator”), the Trust and the Administrator mutually agree to update this Annex 1 by adding/removing Trusts/Funds as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services

Columbia ETF Trust I	Service Type Standard N-PORT and N-CEN Reporting Solution (Data and Filing)

Columbia AAA CLO ETF

Columbia Core Bond ETF

Columbia Core Plus Bond ETF

Columbia Corporate Bond ETF

Columbia Diversified Fixed Income Allocation ETF

Columbia International Equity Income ETF

Columbia Large Cap Growth ETF

Columbia Multi-Sector Municipal Income ETF

Columbia Research Enhanced Core ETF

Columbia Research Enhanced International Equity ETF

Columbia Research Enhanced Mid Cap ETF

Columbia Research Enhanced Real Estate ETF

Columbia Research Enhanced Small Cap ETF

Columbia Research Enhanced Value ETF

Columbia Select Technology ETF

Columbia Short Duration Bond ETF

Columbia Short Duration High Yield ETF

Columbia U.S. Equity Income ETF

Columbia U.S. High Yield ETF

6

Columbia ETF Trust II	Service Type Standard N-PORT and N-CEN Reporting Solution (Data and Filing)

Columbia EM Core ex-China ETF Columbia India Consumer ETF Columbia Research Enhanced Emerging Economies ETF

Form N-CEN Services

Columbia ETF Trust I

Columbia AAA CLO ETF

Columbia Core Bond ETF

Columbia Core Plus Bond ETF

Columbia Corporate Bond ETF

Columbia Diversified Fixed Income Allocation ETF

Columbia International Equity Income ETF

Columbia Large Cap Growth ETF

Columbia Multi-Sector Municipal Income ETF

Columbia Research Enhanced Core ETF

Columbia Research Enhanced International Equity ETF

Columbia Research Enhanced Mid Cap ETF

Columbia Research Enhanced Real Estate ETF

Columbia Research Enhanced Small Cap ETF

Columbia Research Enhanced Value ETF

Columbia Select Technology ETF

Columbia Short Duration Bond ETF

Columbia Short Duration High Yield ETF

Columbia U.S. Equity Income ETF

Columbia U.S. High Yield ETF

Columbia ETF Trust II

Columbia EM Core ex-China ETF Columbia India Consumer ETF Columbia Research Enhanced Emerging Economies ETF

State Street: Select Classification Level

B6-7

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

FOR EACH TRUST		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Charles Chiesa	By:	/s/ Louis Abruzzi
Name:	Charles Chiesa	Name:	Louis Abruzzi
Title:	Chief Financial Officer	Title:	Senior Vice President
Address:	290 Congress St.	Address:	One Congress St
	Boston, MA 02210		Boston, MA 02114

8

SCHEDULE B5

Fund Accounting Services

Core Services

•

Maintain market value of assets in each Fund at the frequency agreed with the Trust, using the Authorized Data Sources and in accordance with the methodologies and tolerance checks agreed with the Trust.

•

Calculate market value of assets in each Fund at the frequency agreed with the Trust, using the Authorized Data Sources and in accordance with the methodologies and tolerance checks agreed with the Trust.

•

Obtain security market quotes and currency exchange rates from Authorized Data Sources.

•

Notify the Trust of any securities that cannot be priced in accordance with the agreed methodology and Authorized Data Sources and provide stale price report whenever any security cannot be priced for the period agreed with the Trust (e.g. 5 consecutive days).

•

Record the accrual of income to be received by each Fund and the receipt of all income by each Fund.

•

Amortize the fixed income assets for each Fund in accordance with the amortization methodology agreed with the Trust.

•

Accrue expenses for each Fund in accordance with methodology agreed with the Trust, including accruals for tax provisions and management / performance fees and fees for all other service providers (as relevant).

•

Review any significant differences between accruals and payments.

•

Record investment transactions (e.g. purchases, sales and transfers) for each Fund as notified by the Trust or its investment manager/other agents (including transactions in derivatives, foreign currencies and unlisted pooled funds, as relevant).

•

Record capital activity as required for each Fund.

•

Record the impact of corporate actions on the securities in each Fund, using information received from the Fund/Trust, its custodian/broker and/or standard commercial services.

•

Calculate the net asset value of each Fund and net asset value per share or unit of ownership (as applicable) of each Fund in accordance with the valuation methodology agreed with the Trust and at the frequency agreed with the Trust.

•

Perform book basis profit and loss allocations for partnership structures.

•

Publish/distribute NAV information as agreed with the Trust.

•

Perform agreed reconciliations of the accounting books and records to the records maintained by the investment manager or Trust’s other service providers and counterparties (e.g., custodians, prime brokers, investment managers, banks etc.) at the frequency agreed with the Trust.

State Street: Select Classification Level

B6-9

Core Services
• Work with relevant third party and/or Trust to resolve any identified exceptions.

•

Record value of derivatives for each Fund in the accounting books and records from Authorized Data Sources and reconcile the derivatives so recorded to the positions reported by brokers/counterparties

•

If applicable, calculate and record initial margin and variation margin in the accounting books and records and reconcile to initial margin and variation margin reported by brokers/counterparties.

•

Transmit or make available a copy of the daily portfolio valuation to a Fund’s investment advisor.

“Authorized Data Sources” means third-party sources of data and information utilized by the Administrator in the provision of the services, including price sources, valuation agents, pricing agents and pricing services, as may be described and agreed between the parties in a separate written price source agreement; and other reference and market data and information necessary for the performance of the services.

10